                                   EXHIBIT 11

                      RITE AID CORPORATION AND SUBSIDIARIES
                 STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS
          THIRTEEN WEEKS ENDED NOVEMBER 29, 1997 AND NOVEMBER 30, 1996
                     (In Thousands Except Per Share Amounts)

                                                                                  November 29, 1997     November 30, 1996
                                                                                  -----------------     -----------------
EARNINGS PER COMMON SHARE - ASSUMING NO DILUTION
Net income                                                                                 $ 67,894               $37,409
                                                                                           ========               =======
Weighted average number of common shares outstanding                                        126,521                83,919
                                                                                           ========               =======
Earnings per common share - assuming no dilution                                           $    .54               $   .45
                                                                                           ========               =======

EARNINGS PER COMMON SHARE - ASSUMING FULL DILUTION (b)

Earnings
Net income                                                                                 $ 67,894               $37,409
Add after tax interest expense applicable to 6.75% convertible debentures (a)                   800                 2,092
                                                                                           --------               -------
Net income, as adjusted (b)                                                                $ 68,694               $39,501
                                                                                           ========               =======

Common Shares
Weighted average number of common shares outstanding                                        126,521                83,919
Assuming conversion of 6.75% convertible debentures                                           2,327                 5,953
Assuming exercise of options reduced by the number of shares which could have been
  purchased with the proceeds from exercise of such options                                   2,586                   933
                                                                                           --------               -------
Weighted average number of common shares outstanding, as adjusted (b)                       131,434                90,805
                                                                                           ========               =======

Earnings per common share assuming full dilution (b)                                       $    .52               $   .44
                                                                                           ========               =======


(a) Shown net of income taxes which were calculated at the company's effective tax rate.

(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by APB Opinion No. 15 since the dilution is not material.

                                   EXHIBIT 11

                      RITE AID CORPORATION AND SUBSIDIARIES
                 STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS
         THIRTY-NINE WEEKS ENDED NOVEMBER 29, 1997 AND NOVEMBER 30, 1996
                     (In Thousands Except Per Share Amounts)

                                                                                  November 29, 1997     November 30, 1996
                                                                                  -----------------     -----------------
EARNINGS PER COMMON SHARE - ASSUMING NO DILUTION
Net income                                                                                 $196,748              $105,334
                                                                                           ========              ========
Weighted average number of common shares outstanding                                        124,101                83,891
                                                                                           ========              ========
Earnings per common share - assuming no dilution                                           $   1.59              $   1.26
                                                                                           ========              ========

EARNINGS PER COMMON SHARE - ASSUMING FULL DILUTION (b)

Earnings
Net income                                                                                 $196,748              $105,334
Add after tax interest expense applicable to 6.75% convertible debentures (a)                 5,281                 6,102
                                                                                           --------              --------
Net income, as adjusted (b)                                                                $202,029              $111,436
                                                                                           ========              ========

Common Shares
Weighted average number of common shares outstanding                                        124,101                83,891
Assuming conversion of 6.75% convertible debentures                                           4,690                 5,953
Assuming exercise of options reduced by the number of shares which could have been
  purchased with the proceeds from exercise of such options                                   2,581                   933
                                                                                           --------              --------
Weighted average number of common shares outstanding, as adjusted (b)                       131,372                90,777
                                                                                           ========              ========

Earnings per common share assuming full dilution (b)                                       $   1.54              $   1.23
                                                                                           ========              ========

(a) Shown net of income taxes which were calculated at the company's effective tax rate.

(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by APB Opinion No. 15 since the dilution is not material.